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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated June 20, 1996, in the Registration Statement (Form S-1) and the related Prospectus of Document Sciences Corporation for the registration of 2,645,000 shares of its common stock.

San Diego, California
            , 1996

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The foregoing consent is in the form that will be signed upon the stockholder approval of the matters described in Note 7 to the consolidated financial statements.

                                          ERNST & YOUNG LLP

San Diego, California
June 20, 1996